UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2021

CURE PHARMACEUTICAL HOLDING CORP.
(Exact name of registrant as specified in its charter)

Delaware	333-204857	37-1765151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1620 Beacon Place

Oxnard, California 93033

(Address of principal executive offices) (Zip Code)

(805) 824-0410

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

The Board of Directors (the “Board”) of CURE Pharmaceutical Holding Corp. (the “Company”) has appointed Dov Szapiro, to serve as a member of the Board, effective February 8, 2021. Pursuant to the terms of the Company’s Amended and Restated 2017 Equity Incentive Plan, Mr. Szapiro will be granted 41,103 shares of common stock underlying a restricted stock unit, which shall vest on the earlier of (i) the day prior to the Company’s next shareholder annual meeting, and (ii) one year from the date of grant.

Mr. Szapiro, 46, has over 20 years’ experience as an entrepreneur, investor, advisor, and board member in companies across multiple industries and different growth phases. Mr. Szapiro currently serves as Co-Founder, Managing Partner and Principal of Entourage Effect Capital, one of the cannabis industry’s most highly regarded investment firms. In 2016, Mr. Szapiro founded e54 Capital,  LLC, where he is currently the Managing Director. Mr. Szapiro also co-founded AFS Acceptance LLC (“AFS”), where he served as President and Chief Executive Officer from 2001 to 2017. Prior to co-founding AFS, Mr. Szapiro was the Director of Business Development for GovWorks, Inc, an internet start-up in the e-government sector. Earlier in his career, Mr. Szapiro was an analyst for Bassini, Playfair + Associates, a $1.2 billion emerging markets private equity firm.

Mr. Szapiro is a control person of Maci Molecule SPV, LLC and MacArthur Investments, LLC, and may be deemed to have voting and dispositive power over approximately 15% the currently outstanding shares of the Company’s common stock collectively held by such entities.

No family relationships exist between Mr. Szapiro and any directors of the Company. Additionally, except as disclosed herein, there are no arrangements between Mr. Szapiro and any other person pursuant to which he was selected as a director or officer, nor are there any transactions to which the Company is or was a participant and in which Mr. Szapiro has a material interest subject to disclosure as a related party transaction under Item 404(a) of Regulation S-K under the Securities Act of 1933, as amended.

Departure of Director

On February 8, 2021, William Yuan resigned as a member of the Board, Chairman of the Board, and Chair of the Audit committee. Rubén José King-Shaw Jr. will now serve as the Chairman of the Board and John Bell will serve as Chair of the Audit Committee. Mr. Yuan’s decision to resign was not the result of any disagreement with the Company, the Board, management, or any matter relating to the Company’s operations, policies or practices.

Item 8.01. Other Events.

On February 11, 2021, the Company issued a press release announcing certain of the matters described in Item 5.02 of this Current Report on Form 8-K. The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated February 11, 2021

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CURE PHARMACEUTICAL HOLDING CORP.

Dated: February 12, 2021	By:	/s/ Robert Davidson
Robert Davidson
Chief Executive Officer

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